EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Compensatory Stock issued to Fugen Li and to the incorporation by reference therein of our report dated February 21, 2000, with respect to the consolidated financial statements of Sense Holdings, Inc. and Subsidiary included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ FELDMAN SHERB & CO., P.C.
                                                    FELDMAN SHERB & CO., P.C.
                                   (Formerly Feldman Sherb Horowitz & Co., P.C.)
                                                    Certified Public Accountants

New York, New York
January 17, 2001